EXHIBIT 10.5

FIRST AMENDMENT TO THE

CANO PETROLEUM, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

This FIRST AMENDMENT (the “Amendment”) to the Nonqualified Stock Option Agreement (the “Agreement”) dated December 28, 2006, is hereby made and entered as of the 2nd day of January, 2008 by and between Cano Petroleum, Inc., a Delaware corporation (the “Company”) and Donnie Dale Dent (the “Participant”).  Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 24 of the Agreement provides that the parties to the Agreement may change or modify the Agreement in a writing signed by the parties; and

WHEREAS, the parties desire to amend the Agreement’s vesting provisions to reflect changes made by the Compensation Committee of Cano Petroleum, Inc. and the Board of Directors, on June 28, 2007 and the Participant’s resignation as a director in good standing from the Board of Directors as determined by Cano Petroleum’s Compensation Committee on December 12, 2007.

NOW THEREFORE, pursuant to Section 24 of the Agreement, in consideration of the mutual promises, conditions and covenants contained herein and in the Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.                                       Sections 3 and 4 of the Agreement shall be amended in their entirety to read as follows:

3.               and 4.  Vesting; Time of Exercise.  100% of the total Optioned Shares shall vest immediately upon the Participant’s resignation on December 12, 2007, and the Stock Option shall become exercisable for an extended period of Twenty-Four (24) months from the date of resignation with the exercise period ending at 5 p.m. on December 12, 2009.

2.                                       Section 27.a. of the Agreement shall be amended to read as follows:

a.                                       Notice to the Company shall be addressed and delivered as follows:

Cano Petroleum, Inc.

Burnett Plaza

801 Cherry Street

Suite 3200, Unit 25

Fort Worth, TX  76102

Attn:  Corporate Secretary

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
Name:	S. Jeffrey Johnson
Title:	Chairman and Chief Executive Officer

PARTICIPANT

By:	/s/ Donnie Dale Dent
Name:	DONNIE DALE DENT